Exhibit 99.1

CarParts.com Reports Record Third Quarter 2020 Results

105% Increase in E-Commerce Sales Drives Another Record Quarter of Gross Profit

TORRANCE, Calif. – November 9th, 2020 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, is reporting results for the third quarter ended September 26, 2020.

Q3 2020 Highlights vs. Q3 2019

●	Net sales increased 69% to $117.4 million compared to $69.3 million.
●	Gross profit more than doubled to a company record $43.1 million compared to $21.1 million.
●	Gross margin expanded 620 basis points to a company record 36.7% compared to 30.5%.
●	Net income improved significantly to $1.4 million or $0.03 per diluted share, compared to a net loss of $(1.4) million or $(0.04) per share.
●	Adjusted EBITDA increased almost 4x to $5.1 million compared to $1.3 million.
●	Successfully completed a public equity offering of $60.5 million in net proceeds, which closed on August 18, 2020 and was 3 times oversubscribed.

Management Commentary

“The investments we made in our technology, marketing and supply chain starting in 2019 enabled us to return to growth and margin expansion beginning in the first quarter of this year and continuing through the third quarter, driving exceptional growth across our business,” said Lev Peker, CEO of CarParts.com. “In fact, gross profit and gross margin reached record highs, and we have continued to generate significant year-over-year increases to our bottom line thanks to our focus on positive unit economics, even on the first purchase. Our team has done an incredible job of maintaining our strong performance while addressing the elevated and evolving e-commerce demand.

“Currently there are 3 major consumer behavior changes that are helping to propel our growth: a shift from Do It For Me to DIY, a secular shift from offline to online, and more recently, a shift away from public transportation which is combined with the oldest car fleet the country has ever seen. To capitalize on these improvements, we are continuously investing in our business.

“Across our organization, we have made exceptional progress in establishing CarParts.com as a modern and scalable e-commerce company. As we look to the fourth quarter and our trajectory into 2021, we will work to further optimize both our back-end and our customer-facing operations. We will continue to focus on expanding our inventory and fulfillment network capabilities, and remain financially disciplined when deploying capital to the areas of our business that generate the strongest returns. We are proud of the strong foundation we have built and will remain focused on building a long-lasting, exceptional company.”

Third Quarter 2020 Financial Results

Net sales in the third quarter increased 69% to $117.4 million compared to $69.3 million in the year-ago quarter. The increase was primarily driven by triple-digit revenue growth from CarParts.com, the company’s primary sales channel.

Gross profit in the third quarter more than doubled to a record $43.1 million compared to $21.1 million in the third quarter of last year, with gross margin up 620 basis points to 36.7% compared to 30.5%. These increases were mainly driven by favorable product and channel mix, as well as efficiencies in logistics operations.

Net income in the third quarter improved significantly to $1.4 million or $0.03 per diluted share, compared to a net loss of $(1.4) million or $(0.04) per share in the third quarter of last year.

Adjusted EBITDA in the third quarter increased significantly to $5.1 million compared to $1.3 million in the year-ago quarter. The increase was driven by the significant net sales growth and continued benefit of long-term operational improvements implemented across all areas of the business.

On September 26, 2020, the company’s cash balance increased significantly to $59.0 million compared to a $2.3 million cash balance at December 28, 2019. The increase was primarily driven by the company’s successful completion of its underwritten public equity offering of $60.5 million in net proceeds, which closed on August 18, 2020 and was 3x oversubscribed. The company also paid down $12.0 million of liabilities tied to our credit facility and has the ability to flex its facility with JP Morgan Chase up to $40.0 million. These initiatives significantly expand the company’s available liquidity.

Conference Call

CarParts.com CEO Lev Peker and CFO/COO David Meniane will host a conference call today, followed by a question and answer period.

Date: Monday, November 9, 2020

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast at least 5-10 minutes prior to the start time to register your name and organization. The audio webcast will be archived on the company's website at www.carparts.com/investor.

If you are unable to join via the webcast, you may dial in to the call at 833-649-1138 (domestic) or 918-922-3112 (international) using access code 1029999. A telephone replay will also be available on the same day through November 23, 2020 at 855-859-2056 (domestic) or 404-537-3406 (international) using access code 1029999.

About CarParts.com

For over 20 years, CarParts.com has been a leader in the e-commerce automotive aftermarket, providing collision, engine, and performance parts and accessories. With over 50 million parts delivered, we've helped everyday drivers across the continental United States find the right parts to keep their vehicles on the road.

With a focus on the end-to-end customer experience, we've designed our website and sourcing network to simplify the way drivers get the parts they need. Our vehicle selector and easy-to-navigate, mobile-friendly website offer customers guaranteed fitment and a convenient online shopping experience. And with our own wide distribution network, we bring the very best brands and manufacturers directly to consumer hands, cutting out all the brick-and-mortar supply chain costs to provide quality parts at a discount for our loyal customers. Combined with our 90-day return policy and satisfaction guarantee, CarParts.com makes it simple for customers to get parts delivered straight to their door.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income (loss) before (a) interest expense, net; (b) income tax provision (benefit); (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and in 2019, (f) costs associated with our customs issue; and (g) costs associated with the employee transitions. A reconciliation of Adjusted EBITDA to net income (loss) is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, the impact of changes in our key operating metrics, and our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Sean Mansouri, CFA

Gateway Investor Relations

949-574-3860

PRTS@gatewayir.com

Summarized information for our operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net sales	$117.41	$69.27	$324.15	$217.70
Gross profit	$43.12	$21.14	$113.73	$63.04
	36.7%	30.5%	35.1%	29.0%
Operating expenses	$41.39	$22.60	$110.17	$69.14
	35.3%	32.6%	34.0%	31.8%
Net income (loss)	$1.38	$(1.42)	$1.97	$(6.46)
	1.2%	(2.1)%	0.6%	(3.0)%
Adjusted EBITDA	$5.13	$1.32	$14.99	$2.65
	4.4%	1.9%	4.6%	1.2%

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income (loss)	$1,385	$(1,424)	$1,975	$(6,461)
Depreciation & amortization	1,766	1,531	5,298	4,572
Amortization of intangible assets	25	25	75	75
Interest expense, net	304	516	1,453	1,410
Taxes	45	(552)	199	(1,018)
EBITDA	$3,525	$96	$9,000	$(1,422)
Stock compensation expense	$1,606	$792	$5,991	$1,955
Employee transition costs(1)	—	425	—	1,695
Customs costs(2)	—	3	—	418
Adjusted EBITDA	$5,131	$1,316	$14,991	$2,646

(1)	We incurred costs related to the transition of executive management related to severance, recruiting, hiring bonuses, and relocation costs.
(2)	We incurred port and carrier fees and legal costs associated with our customs related issues.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
Net sales	$117,406	$69,273	$324,154	$217,698
Cost of sales (1)	74,285	48,130	210,425	154,663
Gross profit	43,121	21,143	113,729	63,035
Operating expense	41,389	22,601	110,174	69,144
Income (loss) from operations	1,732	(1,458)	3,555	(6,109)
Other income (expense):
Other, net	6	(1)	80	41
Interest expense	(308)	(517)	(1,461)	(1,411)
Total other expense, net	(302)	(518)	(1,381)	(1,370)
Income (loss) before income taxes	1,430	(1,976)	2,174	(7,479)
Income tax provision (benefit)	45	(552)	199	(1,018)
Net income (loss)	1,385	(1,424)	1,975	(6,461)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(38)	19	(73)	(19)
Unrealized gain (loss) on deferred compensation trust assets	35	—	(2)	—
Total other comprehensive (loss) income	(3)	19	(75)	(19)
Comprehensive income (loss)	$1,382	$(1,405)	$1,900	$(6,480)
Net income (loss) per share:
Basic net income (loss) per share	$0.03	$(0.04)	$0.05	$(0.18)
Diluted net income (loss) per share	$0.03	$(0.04)	$0.04	$(0.18)
Weighted-average common shares outstanding:
Shares used in computation of basis net income (loss) per share	44,686	35,856	40,314	35,623
Shares used in computation of diluted net income (loss) per share	53,573	35,856	50,386	35,623

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	September 26,	December 28,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$58,971	$2,273
Accounts receivable, net	6,975	2,669
Inventory	76,729	52,500
Other current assets	6,882	4,931
Total current assets	149,557	62,373
Property and equipment, net	12,645	9,650
Right-of-use - assets - operating leases, net	18,256	4,544
Right-of-use - assets - financing leases, net	10,053	9,011
Other non-current assets	2,329	2,368
Total assets	$192,840	$87,946
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,448	$44,433
Accrued expenses	22,630	9,519
Customer deposits	456	652
Notes payable, current	—	729
Right-of-use - obligation - operating, current	2,285	1,368
Right-of-use - obligation - finance, current	893	640
Other current liabilities	3,182	2,605
Total current liabilities	78,894	59,946
Notes payable, non-current	—	1,060
Right-of-use - obligation - operating, non-current	16,764	3,419
Right-of-use - obligation - finance, non-current	9,697	8,627
Other non-current liabilities	2,918	2,514
Total liabilities	108,273	75,566
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 0 and 2,771 shares issued and outstanding at September 26, 2020 and December 28, 2019	0	3
Common stock, $0.001 par value; 100,000 shares authorized; 47,772 and 36,167 shares issued and outstanding at September 26, 2020 and December 28, 2019 (of which 2,525 are treasury stock)	50	38
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	257,497	187,147
Accumulated other comprehensive income	139	214
Accumulated deficit	(165,973)	(167,876)
Total stockholders’ equity	84,567	12,380
Total liabilities and stockholders' equity	$192,840	$87,946

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 26,	September 28,
	2020	2019
Operating activities
Net income (loss)	$1,975	$(6,461)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	5,298	4,572
Amortization of intangible assets	75	75
Deferred income taxes	—	(1,176)
Share-based compensation expense	5,991	1,955
Stock awards issued for non-employee director service	18	13
Loss from disposition of assets	1	—
Amortization of deferred financing costs	14	2
Changes in operating assets and liabilities:
Accounts receivable	(4,306)	(622)
Inventory	(24,229)	1,927
Other current assets	(1,927)	(731)
Other non-current assets	(622)	775
Accounts payable and accrued expenses	18,062	3,874
Other current liabilities	380	(280)
Right-of-Use Obligation - Operating Leases - Current	902	1,573
Right-of-Use Obligation - Operating Leases - Long-term	(354)	(1,332)
Other non-current liabilities	332	163
Net cash provided by operating activities	1,610	4,327
Investing activities
Additions to property and equipment	(6,936)	(4,686)
Net cash used in investing activities	(6,936)	(4,686)
Financing activities
Borrowings from revolving loan payable	1,394	11,514
Payments made on revolving loan payable	(1,394)	(11,514)
Proceeds from notes payable	4,107	162
Payments of notes payable	(5,333)	—
Payments on finance leases	(560)	(453)
Net proceeds from issuance of common stock	60,531	—
Statutory tax withholding payment for share-based compensation	(91)	(290)
Proceeds from exercise of stock options	3,398	99
Preferred stock dividends paid	(33)	(80)
Net cash provided by (used in) financing activities	62,019	(562)
Effect of exchange rate changes on cash	5	(2)
Net change in cash and cash equivalents	56,698	(923)
Cash and cash equivalents, beginning of period	2,273	2,031
Cash and cash equivalents, end of period	$58,971	$1,108
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$14,785	$1,684
Right-of-use financed asset acquired	$1,900	$749
Accrued asset purchases	$735	$1,200
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$113	$85
Cash paid during the period for interest	$1,603	$1,385